UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Genvor Incorporated

(Exact name of registrant as specified in its charter)

Nevada	83-2054746
(State of incorporation or organization)	(I.R.S. Employer Identification number)

201 S. Elliott Road, Suite 538
Chapel Hill, North Carolina	27514
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class to be so registered	Name of each exchange on which each class is to registered

Not applicable.	Not applicable.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: ☒

Securities Act registration statement file number to which this form relates: 333-234815

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1.	Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Securities” relating to the registrant’s Common Stock, par value $0.001 per share, in the prospectus included in the Registrant’s Registration Statement on Form S-1, as amended (initially filed on November 22, 2019, amended on a pre-effective basis and originally declared effective on May 13, 2020, and amended on a post-effective basis, with such post-effective amendment declared effective on November 10, 2021), filed with the Securities and Exchange Commission (the “Commission”) under File No. 333-234815, is incorporated herein by reference. Any form of prospectus subsequently filed by the registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit	Description

3.1	Florida Articles of Incorporation (incorporated by reference to Exhibit 3.A to our Registration Statement on Form S-1, filed on May 4, 2020)

3.2	Nevada Articles of Incorporation (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q, filed on July 20, 2021)

3.3	Certificate of Correction to Nevada Articles of Incorporation (incorporated by reference to Exhibit 3.3 to our Quarterly Report on Form 10-Q, filed on July 20, 2021)

3.4	Bylaws (incorporated by reference to Exhibit 3.B to our Registration Statement on Form S-1, filed on May 4, 2020)

10.1*	Exchange Agreement, by and between the Company and Genvor Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on February 1, 2021)

10.2*	Agreement and Plan of Merger, by and between the Company, Genvor Inc., and Genvor Acquisition Corp. (incorporated by reference to Exhibit 10.2 to our Annual Report on Form 10-K filed on March 21, 2022)

23.1	Consent of Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 23.1 to our Post Effective Amendment No. 2 to Registration Statement on Form S-1, filed October 29, 2021)

23.2	Consent of Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 23.2 to our Post Effective Amendment No. 2 to Registration Statement on Form S-1, filed October 29, 2021)

23.3	Consent of Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 23.3 to our Post Effective Amendment No. 2 to Registration Statement on Form S-1, filed October 29, 2021)

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Genvor Incorporated

	By:	/s/ Judith S. Miller
Date: August 25, 2023	Name:	Judith S. Miller
	Title:	Interim Chief Executive Officer & Interim Chief Financial Officer